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                                                                EXHIBIT 99.1

August 7, 1997


Mr. Jack Tracht
CEO, On'Village Communications, Inc.
848 N. La Cienega Blvd. Suite 206
Los Angeles, CA 90069


Dear Mr. Tracht,


I, Nicholas Mitaskos, hereby consent to be named as a Director in the Registration Statement on Form SB-2 of On'Village Communications, Inc.



                                        /s/ NICHOLAS MITASKOS
                                        --------------------------
                                          Nicholas Mitaskos